Nicor Gas Company

Form 10-Q/A

Exhibit 99.01

CERTIFICATION

I, Thomas L. Fisher, Chairman and Chief Executive Officer of Nicor Gas Company, certify that:

1)	This quarterly report on Form 10-Q/A of Nicor Gas Company fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nicor Gas Company.

/S/ THOMAS L. FISHER
Thomas L. Fisher Chairman and Chief Executive Officer

Date: March 7, 2003